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                                                                   Exhibit 10.19

                                    MILACRON

                          SUPPLEMENTAL RETIREMENT PLAN

                                 TRUST AGREEMENT

                                 By and Between

                                  Milacron Inc.

                                       And

                             Reliance Trust Company
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                                                  TABLE OF CONTENTS

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                                                                           Page

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PREAMBLE.................................................................     1

ARTICLE I        Effective Date; Duration................................     3

         1.01    Effective Date and Trust Year...........................     3
         1.02    Duration................................................     4
         1.03    Irrevocability..........................................     6
         1.04    Change in Control.......................................     6

ARTICLE II       Trust Fund and Funding Policy...........................     9

         2.01    Contributions...........................................     9
         2.02    Investments and Valuation..............................     11
         2.03    Subtrusts..............................................     17
         2.04    Recapture of Excess Assets.............................     18
         2.05    Substitution of Other Property.........................     20
         2.06    Administrative Powers of Trustee.......................     21

ARTICLE III      Administration.........................................     26

         3.01    Committee; Company Representatives.....................     26
         3.02    Payment of Benefits....................................     26
         3.03    Disputed Claims........................................     28
         3.04    Records................................................     29
         3.05    Accountings............................................     30
         3.06    Expenses and Fees......................................     30

ARTICLE IV       Liability..............................................     31

         4.01    Indemnity..............................................     31
         4.02    Bonding................................................     31

ARTICLE V        Insolvency.............................................     31

         5.01    Determination of Insolvency............................     31
         5.02    Insolvency Administration..............................     32
         5.03    Termination of Insolvency Administration...............     33
         5.04    Creditors' Claims During Solvency......................     33
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
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ARTICLE VI       Successor Trustees.....................................     34

         6.01    Resignation and Removal................................     34
         6.02    Appointment of Successor...............................     35
         6.03    Accountings; Continuity................................     35

ARTICLE VII      General Provisions.....................................     36

         7.01    Interests Not Assignable...............................     36
         7.02    Amendment..............................................     36
         7.03    Applicable Law.........................................     37
         7.04    Agreement Binding on All Parties.......................     37
         7.05    Notices and Directions.................................     37
         7.06    No Implied Duties......................................     38
         7.07    Gender, Singular and Plural............................     38

ARTICLE VIII     Insurer................................................     38

         8.01    Insurer Not a Party....................................     38
         8.02    Authority of Trustee...................................     38
         8.03    Contract Ownership.....................................     38
         8.04    Limitation of Liability................................     39
         8.05    Change of Trustee......................................     39

SIGNATURES..............................................................     39
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                          TRUST AGREEMENT FOR MILACRON
                          SUPPLEMENTAL RETIREMENT PLAN


         This Trust Agreement is made and entered into by and between Milacron
Inc., a Delaware corporation (the "Company"), and Reliance Trust Company (the
"Trustee").

         The Company hereby establishes with the Trustee a trust to hold all monies and other property, together with the income thereon, as shall be paid or transferred to it hereunder in accordance with the terms and conditions of this Trust Agreement. The Trustee hereby accepts the trust established under this

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Trust Agreement and agrees to hold, IN TRUST, all monies and other property transferred to it hereunder for the uses and purposes and upon the terms and conditions set forth herein, and the Trustee further agrees to discharge and perform fully and faithfully all of the duties and obligations imposed upon it under this Trust Agreement.

                                    PREAMBLE

         The Company has adopted the following plans (individually, the "Plan" and collectively, the "Plans") which shall be subject to this trust:

                      Milacron Supplemental Retirement Plan
                 Milacron Supplemental Executive Retirement Plan
                  Milacron Supplemental Executive Pension Plan
                       Milacron Supplemental Pension Plan

If more than one Plan is subject to this trust at any time, references in this Trust Agreement to the Plan shall refer to such Plans.

         The Plan is administered by the Personnel and Compensation Committee of the Board of Directors of the Company (the "Committee") or its delegate.

         The Plan participants who are covered by this Trust Agreement
("Participants") shall be all persons who are Plan participants. After a person becomes a Participant covered by this Trust Agreement, such person will continue to be a Participant at all times thereafter (including after retirement or other termination of service) until all Plan benefits payable to such Participant have

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been paid, the Participant ceases to be entitled to any Plan benefits, or the
Participant's death, whichever occurs first. The term "Participants" shall not include any beneficiaries of Participants.

         The Company may prior to a Change in Control by written notice to the Trustee, cause additional plans to become subject to this Trust Agreement (any reference to the Plan herein also constitutes a reference to any such additional plans) or cause additional Plan participants to become Participants covered by this Trust Agreement. The Company shall provide the Trustee with copies of the following items: (i) the Plan documents; (ii) all Plan amendments promptly upon their adoption; and (iii) lists and specimen signatures of the members of the Committee and any other Company representatives authorized to take action in regard to the administration of the Plan and this trust, including any changes in the members of such Committee and of such other representatives promptly following any such change. The Company shall also provide the Trustee at least annually with a list of all Participants in each Plan who are covered by this Trust Agreement.

         The purpose of this trust is to give Participants greater security by placing assets in trust for use only to pay Plan benefits to Participants or if the Company becomes insolvent, to pay creditors. The Company shall continue to be liable to Participants to make all payments required under the terms of the Plan to the extent such payments are not made from this trust. Distributions made from this trust to Participants or their beneficiaries shall, to the extent of such

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distributions, satisfy the Company's obligations to pay benefits to
Participants and their beneficiaries under the Plan.

         The Company and the Trustee agree that the trust hereby created has been established to pay obligations of the Company pursuant to the Plan and is subject to the rights of general creditors of the Company, and accordingly is a grantor trust under the provisions of Sections 671 through 677 of the Internal
Revenue Code of 1986, as amended (the "Code"). The Company hereby agrees to report all items of income, deductions and credits of the trust on its own income tax returns; and the Company shall have no right to any distributions from the trust or any claim against the trust for funds necessary to pay any income taxes which the Company is required to pay on account of reporting the income of the trust on its income tax returns. No contribution to or income of the trust is intended to be taxable to Participants until benefits are distributed to them.

         The Plan is intended to be "unfunded" and maintained "primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" for purposes of the Employee Retirement Income
Security Act of 1974, as amended ("ERISA") and as such is intended not to be covered by Parts 2 through 4 of Subtitle B of Title I of ERISA (relating to participation and vesting, funding and fiduciary responsibility). The existence of this trust is not intended to alter this characterization of the Plan.

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                                    ARTICLE I
                            Effective Date: Duration

         1.01     Effective Date and Trust Year

                  This trust shall become effective as of December 17, 1999. For tax purposes the trust year shall be the calendar year. For financial reporting purposes the trust year shall coincide with the Company's fiscal year. The
Company shall report any change in its fiscal year to the Trustee.

         1.02     Duration

                  1.02-1 This trust shall continue in effect until all assets of the trust fund are exhausted through distribution of benefits to Participants and their beneficiaries, payment to creditors in the event of insolvency, payment of fees and expenses of the Trustee, and return of remaining funds to the Company pursuant to 1.02-2. Notwithstanding the foregoing, this trust shall terminate on the day before twenty-one years after the death of the last survivor of all present or future Participants who are now living and those persons now living who are designated as beneficiaries of any such Participants in accordance with the terms of the Plan.

                  1.02-2 After all benefits payable under the Plan to Participants who are covered by this Trust Agreement are paid, the Trustee shall then return to the Company any assets remaining in the trust.

                  1.02-3 If the existence of this trust or any Subtrust (as defined in 2.03) is determined to be ERISA Funding or Tax Funding by the Committee, this trust or such Subtrust shall terminate. The Board of Directors of the

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Company (the "Board") may also terminate this trust or any Subtrust if it determines, based on an opinion of legal counsel which is satisfactory to the Trustee, that either (i) judicial authority or the opinion of the U.S.
Department of Labor, Treasury Department or Internal Revenue Service (as expressed in proposed or final regulations, advisory opinions or rulings, or similar administrative announcements) creates a significant risk that the trust or any Subtrust will be held to be ERISA Funding or Tax Funding or (ii) ERISA or the Code requires the trust or any Subtrust to be amended in a way that creates a significant risk that the trust or such Subtrust will be held to be ERISA
Funding or Tax Funding, and failure to so amend the trust or such Subtrust could subject the Company to material penalties. Upon any such termination, (i) the assets each terminated Subtrust shall be allocated and distributed to the Participants in proportion to the vested accrued benefits of Participants under the Plan and (ii) then, if any assets remain, the unvested (if any) accrued benefits of Participants under the applicable Plan shall be distributed to such Participants in lump sums. Any assets remaining shall be distributed to other
Subtrusts or the Company in accordance with 2.04.

                  Notwithstanding the foregoing, the Trustee shall distribute
Plan benefits to a Participant to the extent that a federal court has held that the interest of the Participant in this trust causes such Plan benefits to be includable for federal income tax purposes in the gross income of the Participant prior to actual payment of such Plan benefits to the Participant and appeals from that

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holding are no longer timely or have been exhausted. The Trustee may also distribute Plan benefits to a Participant, upon direction of the Committee, based on an opinion of legal counsel which is satisfactory to the Trustee, that there is a significant risk that the Participant's interest in the trust fund will be held to be ERISA Funding or Tax Funding with respect to such Participant or that such Participant will be determined not to be a "management or highly compensated employee" for purposes of ERISA. The provisions of this paragraph shall also apply to any beneficiary of a Participant.

                  1.02-4 This trust is "Tax Funding" if it causes the interest of a Participant in this trust to be includable for federal income tax purposes in the gross income of the Participant prior to actual payment of Plan benefits to the Participant.

                  This trust is "ERISA Funding" if it prevents the Plan from meeting the "unfunded" criterion of the exceptions to application of the provisions of Parts 2 through 4 of Subtitle B of Title I of ERISA for plans that are unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

                  1.02-5 "Written Consent of Participants" means, for the purposes of this Trust Agreement, consent in writing by Participants who (i) are a majority in number and (ii) have more than fifty percent (50%) in value of the accrued benefits, of the Participants in each Subtrust under this Trust
Agreement on the date of such consent.

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         1.03     Irrevocability

                  This Trust Agreement shall be revocable, subject to 1.02;
provided, however, this Trust Agreement shall be irrevocable upon the occurrence of a Change in Control as determined pursuant to 1.04.

         1.04     Change in Control

                  1.04-1 A "Change in Control" shall be deemed to have occurred if:

                       (a) a Person or Group other than a trustee or other fiduciary of securities held under an employee benefit plan of the Company or any of its subsidiaries, is or becomes a Beneficial Owner, directly or indirectly, of stock of the Company representing 20% or more of the total voting power of the Company's then outstanding stock and securities; provided, however, that for purposes of this paragraph (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company,
(ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clause (i) of paragraph (c) of this Schedule.

                       (b) individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board"), cease for any reason to constitute a majority thereof; provided, however, that any individual becoming a director whose election, or nomination for election by the Company's

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stockholders, was approved by a vote of at least 60% of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person or Group other than the Board of Directors of the Company;

                       (c) there is consummated a merger, consolidation or other corporate transaction, other than (i) a merger, consolidation or transaction that would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least
66-2/3% of the combined voting power of the stock and securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or transaction, or (ii) a merger, consolidation or transaction effected to implement a recapitalization of the Company (or similar transaction) in which no Person or Group is or becomes the Beneficial Owner, directly or indirectly, of stock and securities of the Company representing more than 20% of the combined voting power of the Company's then outstanding stock and securities;

                       (d) the sale or disposition by the Company of all or substantially all of the Company's assets other than a sale or disposition by the

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Company of all or substantially all of the assets to an entity at least
66-2/3% of the combined voting power of the stock and securities which is owned by Persons in substantially the same proportions as their ownership of the Company's voting stock immediately prior to such sale; or

                       (e) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

                  1.04-2 For purposes of this section 1.04, (a) "Person" shall mean any person (as defined in Section 3(a)(9) of the Securities Exchange Act
(the "Exchange Act"), as such term is modified in Section 13(d) and 14(d) of the Exchange Act) other than (i) any employee plan established by the Company, (ii) any affiliate (as defined in Rule l2b-2 promulgated under the Exchange Act) of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company; (b) "Group" shall mean any group as defined in Section 14(d)(2) of the Exchange Act; and (c) "Beneficial Owner" shall mean beneficial owner as defined in Rule l3d-3 under the Exchange Act.

                  1.04-3 Upon the occurrence of a Change in Control, the trust assets shall be held for Participants who had a benefit (vested and nonvested) under the Plan before the Change in Control occurred, including benefits earned for such Participants after the Change in Control.

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                  1.04-4 For purposes of this Trust Agreement, a Change in
Control shall be deemed to have occurred when the Trustee makes a determination to that effect on its own initiative or upon receipt by the Trustee of written notice to that effect from the Committee. The Committee or the Board shall furnish written notice to the Trustee when a Change in Control occurs.

                                   ARTICLE 11
                          Trust Fund and Funding Policy

         2.01     Contributions

                  2.01-1 The Company shall contribute to the trust such amounts as are required to purchase or hold insurance contracts in the trust and to pay premiums and loan interest payments thereon, all as described in 2.02-1. The
Company may also contribute to the trust such amounts as are necessary to enable the Trustee to make all Plan benefit payments to Participants when due, unless the Company makes such payments directly whenever the Trustee advises the Company that the assets of the trust or Subtrust, other than insurance contracts or amounts needed to pay future premiums or loan interest payments on insurance contracts, are insufficient to make such payments. In its discretion, the Company may contribute to the trust such additional amounts or assets as the Committee may reasonably decide are necessary to provide security for all Plan benefits payable to Participants covered by this trust.

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                  2.01-2 Whenever the Company makes a contribution to the trust, the Company shall designate the Plan(s) and Subtrust(s) to which such contribution (or designated portions thereof) shall be allocated. The Company may also make contributions to a special reserve for payment of future fees and expenses of the Trustee and future trust fees and expenses for legal and administrative proceedings. The Company shall designate a separate Subtrust to receive such contributions, which shall be distinct from the Subtrust(s)
established for the Plan(s).

                  2.01-3 The Company shall, immediately upon the occurrence of a Change in Control, contribute to the trust the sum of the following:

                       (a) The amount by which the present value of all benefits (vested and unvested) payable under the Plan on a pre-tax basis to Participants or their beneficiaries covered by this trust exceeds the value of all trust assets. Each Participant's benefit under any Plan for purposes of calculating present value shall be the highest benefit the Participant would have accrued under the Plan within the 24 months following such event, assuming that the Participant's service continues for 24 months at the same rate of compensation.

                       (b) A reasonable estimate of the Trustee and administrative fees and expenses due over the next 24 months of the Trust.

                  2.01-4 The present value calculations required under 2.01-3 shall be based on the same assumptions used for "accrued benefit obligation"

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(ABO) calculations for the most recent FASB 87 disclosure and the terms of the
Plan.

                  2.01-5 Whenever the Company makes a contribution to the trust pursuant to 2.01-2, it shall furnish the Trustee with a written statement setting forth the computation of all required amounts contributed under subparagraphs (a) and (b) of 2.01-3.

                       Whenever a Change in Control occurs or the Company makes a contribution pursuant to 2.01-3, the Company or the Committee shall deliver to the Trustee, contemporaneously with or immediately prior to such event, a schedule (the "Payment Schedule") indicating the amounts payable under the Plan in respect of each Participant, or providing a formula or instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amounts are to be paid (as provided for or available under the Plan) and the time of commencement for payment of such amounts. The Payment Schedule shall include any other necessary instructions with respect to Plan benefits
(including legal expenses) payable under the Plan and any conditions with respect to any Participant's entitlement to, and the Company's obligation to provide, such benefits, and such instructions may be revised from time to time to the extent so provided under the Plan or this Trust Agreement.

                       A modified Payment Schedule shall be delivered by the Company or the Committee to the Trustee at each time that (i) additional amounts are required to be paid by the Company to the Trustee pursuant to 2.01-2, (ii)

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Excess Assets are returned to the Company, and (iii) upon the occurrence of any event requiring a modification of the Payment Schedule. The Company shall also furnish a Payment Schedule or modified Payment Schedule for any or all Plan(s) upon request by the Trustee at any other time. Whenever the Company or the Committee is required to deliver to the Trustee a Payment Schedule or a modified
Payment Schedule, the Company shall also deliver at the same time to each Participant the respective portion of the Payment Schedule or modified Payment
Schedule that sets forth the amount payable to that Participant.

                  2.01-6 The Trustee shall accept the contributions made by the Company and hold them as a trust fund for the payment of benefits under the Plan. The Trustee shall not be responsible for determining the required amount of contributions or for collecting any contribution not voluntarily paid, nor shall the Trustee be responsible for the adequacy of the trust fund to meet and discharge all liabilities under the Plan. Contributions may be in cash or in other assets specified in 2.02.

         2.02     Investments and Valuation

                  2.02-1 The trust fund may be invested in insurance contracts
("Contracts") as directed by the Committee. Such Contracts may be purchased by the Company and transferred to the Trustee as in-kind contributions or may be purchased by the Trustee with the proceeds of cash contributions (or may be purchased upon direction by the Committee pursuant to 2.02-2 or an Investment
Manager pursuant to 2.02-4). The Company's contributions to the trust shall

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include sufficient cash to make projected premium payments on such Contracts and payments of interest due on loans secured by the cash value of such Contracts, unless the Company makes these payments directly. Prior to Change in Control, the Trustee shall have the power to exercise all rights, privileges, options and elections granted by or permitted under any Contract or under the rules of the insurance company issuing the Contract ("Insurer") as directed by the Committee, including the right to obtain policy loans against the cash value of the Contract. After a Change in Control, except as provided in the following sentence, the Trustee shall exercise all incidents of ownership under any Contract in its sole discretion. The Committee may from time to time direct the Trustee in writing as to the designation of the beneficiary of a Participant under a Contract for any part of the death benefits payable to such beneficiary thereunder, and the Trustee shall file such designation with the Insurer.

                       Notwithstanding anything contained herein to the contrary, neither the Company nor the Trustee shall be liable for the refusal of any Insurer to issue or change any Contract or Contracts or to take any other action requested by the Trustee; nor for the form, genuineness, validity, sufficiency or effect of any Contract or Contracts held in the trust; nor for the act of any person (other than itself) or persons that may render any such Contract or Contracts null and void; nor for failure of any Insurer to pay the proceeds of any such Contract or Contracts as and when the same shall become due and payable; nor for any delay in payment resulting from any provision contained in any such Contract or

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Contracts; nor for the fact that for any reason whatsoever (other than its own negligence or willful misconduct) any Contracts shall lapse or otherwise become uncollectable.

                  2.02-2 Prior to a Change in Control, the Trustee shall invest the trust fund only in accordance with written directions of the Committee, including directions for exercising rights, privileges, options and elections pertaining to Contracts and for borrowing from Contracts or other borrowing by the Trustee. The Trustee shall act only as an administrative agent in carrying out directed investment transactions and shall not be responsible for the investment decision. If a directed investment transaction violates any duty to diversify, to maintain liquidity or to meet any other investment standard under this trust or applicable law, the entire responsibility shall rest upon the Company. The Trustee shall be fully protected in acting upon or complying with any investment objectives, guidelines, restrictions or directions provided in accordance with this paragraph,

                       The Committee may not direct the Trustee to make any investments, and the Company may not make any contributions to the trust fund, which are not permissible investments under 2.02-1 and 2.02-3.

                       After a Change in Control, the Committee shall no longer be entitled to direct the Trustee with respect to the investment of the trust fund, and any appointment of an Investment Manager pursuant to 2.02-4 shall terminate, unless the Written Consent of Participants is obtained for the Committee to continue to have the right to direct the Transfer pursuant to 2.02-2 or to continue

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to appoint an Investment Manager pursuant to 2.02-4. If such Written
Consent of Participants is not obtained, the trust fund shall be invested by the Trustee pursuant to 2.02-3. The Trustee shall have the right to invest the Trust
Fund primarily in insurance contracts pursuant to 2.02- 1.

                       Notwithstanding the foregoing, after a Change in Control no new investments shall be made at any time in any securities, instruments, accounts or real property of the Company, and the Trustee may not loan trust fund assets to the Company, or permit the Company to pledge trust fund assets as collateral for loans to the Company without the Written Consent of all of the Participants.

                  2.02-3 The Trustee shall invest and reinvest the assets of the trust fund as the Trustee, in its sole discretion, may deem appropriate, in accordance with applicable law.

                       Permissible investments shall be limited to the following:

                       (a)  Insurance or annuity contracts;

                       (b) Preferred or common stocks, bonds, notes, debentures, commercial paper, certificates of deposit, money market funds, obligations of governmental bodies, or other securities;

                       (c) Interest-bearing savings or deposit accounts with any federally-insured bank or savings and loan association (including the Trustee or an affiliate of the Trustee);

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
                       (d)  Shares or certificates of participation issued
by investment companies, investment trusts, mutual funds, or common or pooled investment funds (including any common or pooled investment fund now or hereafter maintained by the Trustee or an affiliate of the Trustee); or

                       (e) Real property, mortgages, deeds of trust, or notes secured by mortgages or deeds of trust.

                  2.02-4 Prior to a Change in Control, the Committee may appoint one or more investment managers ("Investment Manager") subject to the following provisions:

                       (a)  The Committee may appoint one or more Investment
Managers to manage (including the power to acquire and dispose of) a specified portion of the assets of the trust (hereinafter referred to as that Investment
Manager's "Segregated Fund"). Any Investment Manager so appointed must be either
(A) an investment adviser registered as such under the Investment Advisers Act of 1940, (B) a bank, as defined in that Act, or (C) an insurance company qualified to perform services in the management, acquisition or disposition of the assets of trusts under the laws of more than one state; and any Investment
Manager so appointed must acknowledge in writing to the Company and to the Trustee that it is a fiduciary with respect to the Plan. The Trustee, until notified in writing to the contrary, shall be fully protected in relying upon any written notice of the appointment of an Investment Manager furnished to it by the Company. In the event of any vacancy in the office of Investment Manager, the

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
management of the trust shall automatically revert to the Committee pursuant to 2.02-2 unless and until another Investment Manager shall have been duly appointed.

                       (b) Each Investment Manager appointed pursuant to subparagraph (a) above shall have exclusive authority and discretion to manage and control the assets of its Segregated Fund and may invest and reinvest the assets of the Segregated Fund in any investments in which the Trustee is authorized to invest under 2.02-3, subject to the terms and limitations of any written instruments pertaining to its appointment as Investment Manager. Copies of any such written instruments shall be furnished to the Trustee. Each
Investment Manager shall have the power to vote any corporate stock either in person or by proxy, with or without power of substitution. In addition, each Investment Manager from time to time and at any time may delegate to the Trustee
(or in the event of any vacancy in the office of Investment Manager, the Trustee, upon seven days prior written notice of the vacancy in the office of Investment Manager, may, until an Investment Manager thereof shall have been duly appointed, exercise in respect of that Investment Manager's Segregated
Fund) discretionary authority to invest and reinvest otherwise uninvested cash held in its Segregated Fund temporarily in bonds, notes or other evidences of indebtedness issued or fully guaranteed by the United States of America or any agency or instrumentality thereof, or in other obligations of a short-term nature, including prime commercial obligations or part interests therein.

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


                       (c) Unless the Trustee knowingly participates in, or knowingly undertakes to conceal, an act or omission of an Investment Manager, knowing such act or omission to be a breach of the fiduciary responsibility of the Investment Manager with respect to the Plan, the Trustee shall not be liable for any act or omission of any Investment Manager and shall not be under any obligation to invest or otherwise manage the assets of the Plan that are subject to the management of any Investment Manager. Without limiting the generality of the foregoing, the Trustee shall not be liable by reason of its taking or refraining from taking at the direction of an Investment Manager any action in respect of that Investment Manager's Segregated Fund. The Trustee shall be under no duty to question or to make inquiries as to any direction or order or failure to give direction or order by any Investment Manager; and the Trustee shall be under no duty to make any review of investments acquired for the trust at the direction or order of any Investment Manager and shall be under no duty at any time to make any recommendation with respect to disposing of or continuing to retain any such investment.

                  2.02-5 The values of all assets in the trust fund shall be reasonably determined by the Trustee and may be based on the determination of qualified independent parties or Experts (as described in 2.06-2). At any time before or after a Change in Control, the Trustee shall have the right to secure confirmation of value by a qualified independent party or Expert for all property of the trust fund, as well as any property to be substituted for other property of

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
the trust fund pursuant to 2.05. Before a Change in Control, the Committee may
designate one or more independent parties, who are acceptable to the Trustee, to determine the fair market value of any notes, securities, real property or other assets.

                           Any insurance or annuity contracts held in the trust
fund shall be valued at their cash surrender value, except for purposes of substituting other property for such Contracts pursuant to 2.05-2. All securities shall be valued net of costs to sell, or register for sale, such securities. All real property shall be valued net of costs to sell such real property. All other assets of the trust fund shall be valued at their fair market value. The Company shall pay all costs incurred in valuing the assets of the trust fund including any assets to be substituted for other assets of the trust fund pursuant to 2.05. If not so paid, these costs shall be paid from the trust fund. The Company shall reimburse the trust fund within 30 days after receipt of a bill from the Trustee for any such costs paid out of the trust fund.

                                      -22-

         2.03     Subtrusts

                  2.03-1 The Trustee shall establish a separate subtrust ("Subtrust") for each Plan to which it shall credit contributions it receives which are earmarked for that Plan and Subtrust. The Trustee shall also establish a separate Subtrust to which it shall credit contributions it receives which are earmarked to the special reserve for payment of future fees and expenses of the Trustee and future trust fees and expenses for legal and administrative proceedings. Each Subtrust shall reflect an undivided interest in assets of the trust fund and shall not require any segregation of particular assets, except that an insurance contract covering benefits of a particular Plan shall be held in the Subtrust for the Plan. All contributions shall be designated by the Company for a particular Subtrust. However, any contribution received by the Trustee which is not earmarked for a particular Subtrust shall be allocated among the Subtrusts as the Trustee may determine in its sole discretion.

                           The Committee may direct the Trustee, or the Trustee
may determine on its own initiative, to maintain a separate sub-account within each Subtrust for a Plan for each Participant who is covered by the Subtrust. Each sub-account in a Subtrust shall reflect an individual interest in assets of the Subtrust and, as much as possible, shall operate in the same manner as if it were a separate Subtrust.

                  2.03-2 The Trustee shall allocate investment earnings and losses and expenses of the trust fund among the Subtrusts in proportion to their balances, except that changes in the value of an insurance contract (including premiums and interest on loans on an insurance contract) shall be allocated to the Subtrust for which it is held. Payments to creditors during Insolvency Administration under 5.02 shall be charged against the Subtrusts in proportion to their balances, except that payment of Plan benefits to a Participant as a general creditor shall be charged against the Subtrust for that Plan.

                  2.03-3 Assets allocated to a Subtrust for one Plan may not be utilized to provide benefits under any other Plans until all benefits under such Plan have been paid in full, except that Excess Assets of a Subtrust may be transferred to other Subtrusts pursuant to 2.04-5.

         2.04     Recapture of Excess Assets

                  2.04-1 In the event the trust shall hold Excess Assets, the Committee, at its option, may direct the Trustee to return part or all of such Excess Assets to the Company.

                  2.04-2 "Excess Assets" are assets of the trust exceeding one hundred twenty-five percent (125%) of the amounts described in subparagraphs (a) and (b) of 2.01-3.

                  2.04-3 The calculation required by 2.04-2 shall be based on the terms of the Plan. Before a Change in Control, the calculation shall be made by the Company, the Committee or a qualified actuary or consultant selected by the Committee. After a Change in Control, the calculation shall be made by a qualified actuary or consultant selected by the Trustee, provided the

Committee may select a qualified actuary or consultant with the Written Consent of Participants.

                  2.04-4 Excess Assets shall be returned to the Company in any order of priority directed by the Committee.


                  2.04-5 If any Subtrust holds Excess Assets, the Committee may direct the Trustee to transfer such Excess Assets to other Subtrusts, either ratably in proportion to the unfunded liabilities to Participants for Plan benefits of all other Subtrusts or first to the Subtrust(s) with the largest percentage of such unfunded liabilities. After a Change in Control, the Trustee may also transfer Excess Assets of a Subtrust to other Subtrusts upon its own initiative in such amounts as it may determine in its sole discretion.

                       Excess Assets of a Subtrust for a Plan shall be determined in the same manner as Excess Assets of the trust are determined pursuant to 2.04-2 and 2.04-3. In making this determination, each Subtrust for a Plan shall bear its allocable share of the amounts described in subparagraphs
(a) and (b) of 2.01-3 which relate to that Plan. The Trustee, in its sole discretion, shall determine whether there are Excess Assets in the separate Subtrust which constitutes the reserve for payment of future fees and expenses of the Trustee and future trust fees and expenses for legal and administrative proceedings. Excess Assets for this Subtrust shall be any amounts which the Trustee reasonably determines will not be needed in the future for payment of such fees and expenses.

         2.05     Substitution of Other Property

                  2.05-1 The Company shall have the power to re-acquire part or all of the assets or collateral held in the trust fund at any time, by simultaneously substituting for it other readily marketable property of equivalent value, net of any costs of disposition; provided that, if the trust holds Excess Assets, the property which is substituted shall not be required to be of equivalent value, but only of sufficient value so that the trust will retain Excess Assets of not less than $10,000 after such substitution. The property which is substituted must be among the types of investments authorized under 2.02 and may not be less liquid or marketable or less well secured than the property for which it is substituted, as determined by the Committee. Such power is exercisable in a nonfiduciary capacity and may be exercised without the approval or consent of Participants or any other person.

                  2.05-2 Except for insurance contracts, the value of any assets re-acquired under 2.05-1 shall be determined as provided in 2.02-5. The value of any insurance contract re-acquired under 2.05-1 shall be the present value of future projected cash flow or benefits payable under the Contract, but not less than the cash surrender value. The projection shall include death benefits based on reasonable mortality assumptions, including known facts specifically relating to the health of the insured and the terms of the Contract to be re-acquired. Values shall be reasonably determined by the Trustee and may be based on the determination of qualified independent parties and Experts, as described in 2.02-5 and 2.06-2. The Trustee shall have the right to secure confirmation of value by a qualified independent party or Expert for all property to be substituted for other property.

                  2.05-3 The Company shall pay all costs incurred in valuing the assets of the trust fund, including any assets to be substituted for other assets of the trust fund pursuant to 2.05. If not so paid, these costs shall be paid from the trust fund. The Company shall reimburse the trust fund within 30 days after receipt of a bill from the Trustee for any such costs paid out of the trust fund.

                  2.05-4 Following a Change in Control the Trustee shall be the Investment Manager. While the Trustee is the Investment Manager, any requirements in the Plan or Trust that the Investment Manager or the Trustee provide the other with prior written notice or other communication shall not apply.

         2.06     Administrative Powers of Trustee

                  2.06-1 Subject in all respects to applicable provisions of this Trust Agreement and the Plan, including limitations on investment of the trust fund, the Trustee shall have the rights, powers and privileges of an absolute owner when dealing with property of the trust, including (without limiting the generality of the foregoing) the powers listed below:

                           (a)  To sell, convey, transfer, exchange, partition,
lease, and otherwise dispose of any of the assets of the trust at any time held by the Trustee under this Trust Agreement;

                           (b) To exercise any option, conversion privilege or
subscription right given the Trustee as the owner of any security held in the trust; to consent to or oppose any reorganization, consolidation, merger, readjustment of financial structure, sale, lease or other disposition of the assets of any corporation or other organization, the securities of which may be an asset of the trust; and to take any action in connection therewith and receive and retain any securities resulting therefrom;

                           (c) To deposit any security with any protective or
reorganization committee, and to delegate to such committee such power and authority with respect thereto as the Trustee may deem proper, and to agree to pay out of the trust such portion of the expenses and compensation of such committee as the Trustee, in its discretion, shall deem appropriate;

                           (d) To cause any property of the trust to be issued,
held or registered in the name of the Trustee as trustee, or in the name of one or more of its nominees, or one or more nominees of any system for the central handling of securities, or in such form that title will pass by delivery, provided that the records of the Trustee shall in all events indicate the true ownership of such property, or to deposit any securities held in the trust with a securities depository;

                           (e) To renew or extend the time of payment of any
obligation due or to become due;

                           (f) To commence or defend lawsuits or legal or
administrative proceedings; to compromise, arbitrate or settle claims, debts or damages in favor of or against the trust; to deliver or accept, in either total or partial satisfaction of any indebtedness or other obligation, any property; to continue to hold for such period of time as the Trustee may deem appropriate any property so received; and to pay all costs and reasonable attorneys' fees in connection therewith out of the assets of the trust;

                           (g) To foreclose any obligation by judicial
proceeding or otherwise;

                           (h) Subject to 2.02, to borrow money from any person
in such amounts, upon such terms and for such purposes as the Trustee, in its discretion, may deem appropriate; and in connection therewith, to execute promissory notes, mortgages or other obligations and to pledge or mortgage any trust assets as security; and to lend money on a secured or unsecured basis to any person other than a party in interest;

                           (i) To manage any real property in the trust in the
same manner as if the Trustee were the absolute owner thereof, including the power to lease the same for such term or terms within or beyond the existence of the trust and upon such conditions as the Trustee may deem proper; and to grant options to purchase or acquire options to purchase any real property;

                           (j) To appoint one or more persons or entities as
ancillary trustee for the purpose of investing in and holding title to real or personal property or any interest therein located outside the State of Ohio; provided that any such ancillary trustee shall act with such power, authority, discretion, duties, and functions of the Trustee as shall be specified in the instrument establishing such ancillary trust, including (without limitation) the power to receive, hold and manage property, real or personal, or undivided interests therein; and the Trustee may pay the reasonable expenses and compensation of such ancillary trustees out of the trust;

                           (k) To hold such part of the assets of the trust
uninvested for such limited periods of time as may be necessary for purposes of orderly trust administration or pending required directions, without liability for payment of interest;

                           (l) To determine how all receipts and disbursements
shall be credited, charged or apportioned as between income and principal, and the decision of the Trustee shall be final and not subject to question by any Participant or beneficiary of the trust;

                           (m) Generally to do all acts, whether or not
expressly authorized, which the Trustee may deem necessary or desirable for the orderly administration or protection of the trust fund.

                  2.06-2 The Trustee may engage one or more qualified independent attorneys, accountants, actuaries, appraisers, consultants or other experts (an "Expert") with respect to its determination under the Trust, including the determination of Excess Assets pursuant to 2.04 or disputed claims pursuant to 3.03. The Trustee shall have no duty to oversee or independently evaluate the determination of the Expert. The Trustee shall be authorized to pay the fees and expenses of any Expert out of the assets of the trust fund.

                  2.06-3 The Company shall from time to time pay taxes (references in this Trust Agreement to the payment of taxes shall include interest and applicable penalties) of any and all kinds whatsoever which at any time are lawfully levied or assessed upon or become payable in respect of the trust fund, the income or any property forming a part thereof, or any security transaction pertaining thereto. To the extent that any taxes levied or assessed upon the trust fund are not paid by the Company or contested by the Company pursuant to the last sentence of this paragraph, the Trustee shall pay such taxes out of the trust fund, and the Company shall upon demand by the Trustee deposit into the trust fund an amount equal to the amount paid from the trust fund to satisfy such tax liability. If requested by the Company, the Trustee shall, at the Company's expense, contest the validity of such taxes in any manner deemed appropriate by the Company or its counsel, but only if it has received an indemnity bond or other security satisfactory to it to pay any expenses of such contest. Alternatively, the Company may itself contest the validity of any such taxes, but any such contest shall not affect the Company's obligation to reimburse the trust fund for taxes paid from the trust fund.

                  2.06-4 Notwithstanding any provisions in the Plan or this Trust Agreement to the contrary, the Company and Trustee may withhold any benefits payable to a beneficiary as a result of the death of the Participant or any other beneficiary until such time as (a) the Company or Trustee is able to determine whether a generation-skipping transfer tax, as defined in Chapter 13 of the Code, or any substitute provision therefor, is or may become payable by the Company or Trustee as a result of benefit payments to the beneficiary; and
(b) the Company or Trustee has determined the amount of generation-skipping transfer tax that is or may become due, including interest thereon. If any such tax is or may become payable, the Company or Trustee shall reduce the benefits otherwise payable hereunder to such beneficiary by such amounts as the Company or Trustee feels are reasonably necessary to pay any generation-skipping transfer tax and interest thereon which is or may become due.

                       Any excess amounts so withheld from a beneficiary, which are not used to pay generation-skipping transfer tax and interest thereon, shall be payable to the beneficiary as soon as there is a final determination of the applicable generation-skipping transfer tax and interest thereon. Whenever any amounts which were withheld are paid to any beneficiary, interest shall be payable by the Company or Trustee to such beneficiary for the period of time between the date when such amounts would otherwise have been paid to the beneficiary and the date when such amounts are actually paid to the beneficiary after the aforementioned generation-skipping transfer tax determinations are made and the amount of benefits payable to the beneficiary is finally determined. Interest shall be payable at the same rate as provided under 5.03-2.


                                   ARTICLE III
                                 Administration

         3.01     Committee; Company Representatives

                  3.01-1 The Committee is the Plan administrator for the Plan and has general responsibility to interpret the Plan and determine the rights of Participants and beneficiaries.

                  3.01-2 The Trustee shall be given the names and specimen signatures of the members of the Committee and any other Company representatives authorized to take action in regard to the administration of the Plan and this trust. The Trustee shall accept and rely upon the names and signatures until notified of any change. Instructions to the Trustee shall be signed for the Committee by the chairman or such other person as the Committee may designate and for the Company by any officer or such other representative as the Company may designate.

         3.02     Payment of Benefits

                  3.02-1 The Trustee shall, at the direction of the Committee, unless there is a Change in Control in which event no direction of the Committee is necessary, pay benefits to Participants and beneficiaries on behalf of the Company in satisfaction of its obligations under the Plan. The Company shall contribute to the trust such amounts as are necessary to enable the Trustee to make all Plan benefit payments to Participants when due, and whenever the Trustee advises the Company that the assets of the trust, other than insurance contracts or amounts needed to pay future premiums or loan interest payments on insurance contracts, are insufficient to make such payments. Benefit payments from a Subtrust shall be made in full until the assets of the Subtrust are exhausted. Payments due on the date the Subtrust is exhausted shall be covered pro rata. The Company's obligation shall not be limited to the trust fund, and a Participant or beneficiary shall have a claim against the Company for any payment not made by the Trustee.

                       The Company may pay benefits directly to Participants and beneficiaries in satisfaction of its obligations under a Plan. If the Company fails to make any such required payments when due, after 60 days written notice to the Company to permit the Company to make any such payments, or if directed by the Committee, the Trustee shall pay benefits to Participants and beneficiaries under any Plan from the assets of the Subtrust for that Plan.

                  3.02-2 A Participant's entitlement to benefits under the Plan shall be determined by the Committee. Any benefit enhancement or right with respect to the Plan which is provided under employment or severance agreements of Participants shall be taken into account in making the foregoing determination. Any claim for such benefits shall be considered and reviewed under the claims procedures established for the Plan.

                  3.02-3 The Trustee shall make payments in accordance with written directions from the Committee, except as provided in 3.03 upon a Change in Control.

                       The Trustee shall make any required income tax withholding prior to or coincident with making any benefit payments hereunder and shall pay amounts withheld to taxing authorities on the Company's behalf or determine that such amounts have been paid by the Company.

                  3.02-4 The Trustee shall use the assets of the trust or any Subtrust to make benefit payments or other payments in such order of priority as the Trustee may determine, or as may be directed by the Committee.

         3.03     Disputed Claims

                  3.03-1 After a Change in Control, a Participant covered by this Trust whose claim has been denied by the Committee after following the claim procedure set forth in the Plan, or who has received no response to the claim within 90 days after submission, may submit the claim to the Trustee. The Trustee shall give written notice of the claim to the Committee. If the Trustee receives no written response from the Committee within 60 days after the date the Committee is given written notice of the claim, the Trustee shall pay the

Participant the amount claimed, unless it determines in its sole discretion that a lesser amount is due under the terms of the Plan. If a written response is received within such 60 days, the Trustee shall consider the claim in its sole and absolute discretion, including the Committee's response. If the merits of the claim depend on compensation, service or other data in the possession of the Company and it is not provided, the Trustee may rely upon information provided by the Participant. Any benefit enhancement or right with respect to the Plan which is provided under employment or severance agreements of Participants shall be taken into account in making the foregoing determination.

                  3.03-2 The Trustee shall give written notice to the Participant and the Committee of its decision on the claim. If the decision is to grant the claim, the Trustee shall make payment to the Participant. The Trustee may decline to decide a claim and may file suit to have the matter resolved by a court of competent jurisdiction. All of the Trustee's expenses in the court proceeding, including attorneys fees, shall be allowed as administrative expenses of the trust.

                       Either the Participant or the Company may challenge the Trustee's decision by filing suit in a court of competent jurisdiction. If no such suit is filed within 60 days after delivery of written notice of the Trustee's decision, the decision shall become final and binding on all parties.

                       Notwithstanding the two preceding paragraphs, after the Trustee decides a claim or declines to decide a claim, any dispute between a Participant and the Company or the Trustee as to the interpretation or application of the provisions of this Trust Agreement and amounts payable hereunder may, at the election of any party to such dispute, be determined by binding arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction. All fees and expenses of such arbitration shall be paid by the Trustee and considered an expense of the trust under 3.06.

                  3.03-3 If the Committee opposes a claim presented under 3.03-1 and the Trustee ultimately pays the claim from trust assets, the Trustee shall reimburse the Participant's expenses in pursuing the claim, including attorneys fees at any arbitration and at the trial and appellate level. The Company shall reimburse the trust fund within 30 days after receipt of a bill from the Trustee for any such Participant's expenses which are reimbursed by the Trustee.

         3.04     Records

                  3.04-1 The Trustee shall keep complete records on the trust fund open to inspection by the Company, Committee and Participants at all reasonable times. In addition to accountings required below, the Trustee shall furnish to the Company, Committee and Participants any information reasonably requested about the trust fund.

         3.05     Accountings

                  3.05-1 The Trustee shall furnish the Company with a complete statement of accounts annually within 60 days after the end of the trust year showing assets and liabilities and income and expense for the year of the trust and each Subtrust. The Trustee shall also furnish the Company with accounting statements at such other times as the Company may reasonably request. The form and content of the statement of accounts shall be sufficient for the Company to include in computing its taxable income and credits the income, deductions and credits against tax that are attributable to the trust fund.

                  3.05-2 The Company may object to an accounting within 180 days after it is furnished and require that it be settled by audit by a qualified, independent certified public accountant. The auditor shall be chosen by the Trustee from a list of at least five such accountants furnished by the Company at the time the audit is requested. Either the Company or the Trustee may require that the account be settled by a court of competent jurisdiction, in lieu of or in conjunction with the audit. All expenses of any audit or court proceedings, including reasonable attorneys' fees, shall be allowed as administrative expenses of the trust.

                  3.05-3 If the Company does not object to an accounting within the time provided, the account shall be settled for the period covered by it.

                  3.05-4 When an account is settled, it shall be final and binding on all parties, including all Participants and persons claiming through them.

         3.06     Expenses and Fees

                  3.06-1 The Trustee shall be reimbursed for all reasonable expenses and shall be paid a reasonable fee fixed by agreement with the Company from time to time. No increase in the fee shall be effective before 60 days after the

Trustee gives written notice to the Company of the increase. The Trustee shall notify the Company periodically of expenses and fees.

                  3.06-2 The Company shall pay trustee and other administrative and valuation fees and expenses. If not so paid, these fees and expenses shall be paid from the trust fund.

                                   ARTICLE IV
                                    Liability

         4.01     Indemnity

                  4.01-1 Subject to such limitations as may be imposed by applicable law, the Company shall indemnify and hold harmless the Trustee from any claim, loss, liability or expense arising from any action or inaction in administration of this trust based on direction or information from either the Company, the Committee, any Investment Manager or any Expert, absent willful misconduct, negligence or bad faith.

         4.02     Bonding

                  4.02-1 The Trustee need not give any bond or other security for performance of its duties under this trust.

                                    ARTICLE V
                                   Insolvency

         5.01     Determination of Insolvency

                  5.01-1   The Company is Insolvent for purposes of this trust
if-

                       (a) The Company is unable to pay its debts as they come due; or

                       (b) The Company is the subject of a pending proceeding as a debtor under the federal Bankruptcy Code (or any successor federal statute)

                  5.01-2 The Company shall promptly give notice to the Trustee upon becoming Insolvent. The Chief Executive Officer of the Company or the Board shall be obligated to give such notice. If the Trustee receives such notice or receives from any other person claiming to be a creditor of the Company a written allegation that the Company is Insolvent, the Trustee shall independently determine whether such insolvency exists. The expenses of such determination shall be allowed as administrative expenses of the trust.

                  5.01-3 Upon receipt of the notice or allegation described in 5.01-2, the Trustee shall discontinue making payments from the trust fund to Participants and beneficiaries under the Plan and shall commence Insolvency Administration under 5. 02.

                  5.01-4 The Trustee shall have no obligation to investigate the financial condition of the Company prior to receiving a notice or allegation of insolvency under 5.01-2.

         5.02     Insolvency Administration

                  5.02-1 During Insolvency Administration, the Trustee shall hold the trust fund for the benefit of the creditors of the Company and make payments only in accordance with 5.02-2. The Participants and beneficiaries shall have no greater rights than general creditors of the Company. The Trustee shall continue the investment of the trust fund in accordance with 2.02.

                  5.02-2   The Trustee shall make payments out of the trust fund
in one or more of the following ways:

                       (a) To creditors in accordance with instructions from a court, or a person appointed by a court, having jurisdiction over the Company's condition of insolvency;

                       (b) To Participants and beneficiaries in accordance with such instructions; or

                       (c) In payment of its own fees or expenses.

                  5.02-3 The Trustee shall have a priority claim against the trust fund with respect to its own fees and expenses.

         5.03     Termination of Insolvency Administration

                  5.03-1   Insolvency Administration shall terminate when the
Trustee determines that the Company:

                       (a) Is not Insolvent, in response to a notice or allegation of insolvency under 5.01-2;

                       (b) Has ceased to be Insolvent; or

                       (c) Has been determined by a court of competent jurisdiction not to be Insolvent or to have ceased to be Insolvent.

                  5.03-2 Upon termination of Insolvency Administration under 5.03-1, the trust fund shall continue to be held for the benefit of the Participants and beneficiaries under the Plan. Benefit payments due during the period of Insolvency Administration shall be made as soon as practicable, together with interest from the due dates at the rate credited on the Participant's account under the Plan.

         5.04     Creditors' Claims During Solvency

                  5.04.1 During periods of Solvency the Trustee shall hold the trust fund exclusively to pay Plan benefits and fees and expenses of the trust until all Plan benefits have been paid. Creditors of the Company shall not be paid during Solvency from the trust fund, which may not be seized by or subjected to the claims of such creditors in any way.

                  5.04-2 A period of Solvency is any period not covered by 5.02.

                                   ARTICLE VI
                               Successor Trustees

         6.01     Resignation and Removal

                  6.01-1 The Trustee may resign at any time by notice to the Company, which shall be effective in 60 days unless the Company and the Trustee agree otherwise.

                  6.01-2 The Trustee may be removed by the Company on 30 days' written notice or shorter notice accepted by the Trustee.

                       After a Change in Control, the Trustee may be removed only with the Written Consent of Participants.

                  6.01-3 When resignation or removal is effective, the Trustee shall begin transfer of assets to the successor Trustee immediately. The transfer shall be completed within 60 days, unless the Company extends the time limit.

                  6.01-4 If the Trustee resigns or is removed, the Company shall appoint a successor by the effective date of resignation or removal under 6.0 1-1 or 6.01-2. After a Change in Control, a successor Trustee may be appointed only with the Written Consent of Participants. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the trust.

         6.02     Appointment of Successor

                  6.02-1 The Company may appoint any national or state bank or trust company that is unrelated to the Company as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, which shall have all of the rights and powers of the former Trustee, including ownership rights in the trust assets. The former Trustee shall execute any instruments necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer. After a Change in Control, a successor Trustee may be appointed only with the Written Consent of Participants.

                  6.02-2 The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing trust assets, subject to Article II. The successor Trustee shall not be responsible for, and the Company shall indemnify and hold harmless the successor Trustee from any claim or liability because of, any action or inaction of any prior Trustee or any other past event, any existing condition or any existing assets.

         6.03     Accountings; Continuity

                  6.03-1 A Trustee who resigns or is removed shall submit a final accounting to the Company as soon as practicable. The accounting shall be received and settled as provided in 3.05 for regular accountings.

                  6.03-2 No resignation or removal of the Trustee or change in identity of the Trustee for any reason shall cause a termination of the Plan or this trust.

                                   ARTICLE VII
                               General Provisions

         7.01     Interests Not Assignable

                  7.01-1 The interest of a Participant in the trust fund may not be assigned, pledged or otherwise encumbered, seized by legal process, transferred or subjected to the claims of the Participant's creditors in any way.

                  7.01-2 The Company may not create a security interest in the trust fund in favor of any of its creditors. The Trustee shall not make payments from the trust fund of any amounts to creditors of the Company other than Participants, except as provided in 5.02.

                  7.01-3 The Participants shall have no interest in the assets of the trust fund beyond the right to receive payment of Plan benefits and reimbursement of expenses from such assets subject to the instructions during Insolvency referred to in 5.02. During Insolvency Administration, the Participants' rights to trust assets shall not be superior to those of any other general creditors of the Company.

         7.02     Amendment

                  7.02-1 Prior to a Change in Control, the Company and the Trustee may amend this Trust Agreement at any time by a written instrument executed by both parties. On or after a Change in Control, any such amendment made may be made only with the Written Consent of Participants. Notwithstanding the foregoing, on or after a Change in Control, any such amendment may be made by written agreement of the Company and the Trustee without the Written Consent of Participants if such amendment will not have a material adverse effect on the rights of any Participant hereunder or if necessary to comply with any laws, regulations or other legal requirements.

         7.03     Applicable Law

                  7.03-1 This trust shall be governed, construed and administered according to the laws of Ohio except as preempted by ERISA or other Federal law.

         7.04     Agreement Binding on All Parties

                  7.04-1 This Trust Agreement shall be binding upon the heirs, personal representatives, successors and assigns of any and all present and future parties.

         7.05     Notices and Directions

                  7.05-1 Any notice or direction under this Trust Agreement shall be in writing and shall be effective when actually delivered or, if mailed, when deposited postpaid as first-class mail. Mail to a party shall be directed to the address stated below or to such other address as either party may specify by notice to the other party. Notices to the Committee shall be sent to the address of the Company. Notices to Participants who have submitted claims under 3.03 shall be mailed to the address shown in the claim submission. Until notice is given to the contrary, notices to the Company and the Trustee shall be addressed as follows:

                         Company:        Milacron Inc.

                                         2090 Florence Avenue
                                         Cincinnati, Ohio 45206
                                         Attention: General Counsel

                         Trustee:        Reliance Trust Company
                                         Suite 900
                                         3384 Peachtree Street, N.E.
                                         Atlanta, Georgia 30326
                                         Attention: __________________

         7.06     No Implied Duties

                  7.06-1 The duties of the Trustee shall be those stated in this trust, and no other duties shall be implied.

         7.07     Gender, Singular and Plural

                  7.07-1 All pronouns and any variations thereof shall be deemed to refer to the masculine or feminine, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

                                  ARTICLE VIII
                                     INSURER

         8.01     Insurer Not a Party

                  8.01-1 The Insurer shall not be deemed to be a party to this Trust Agreement, and its obligations shall be measured and determined solely by the terms of its Contracts and other agreements executed by it.

         8.02     Authority of Trustee

                  8.02-1 The Insurer shall accept the signature of the Trustee on any documents or papers executed in connection with such Contracts. The signature of the Trustee shall be conclusive proof to the Insurer that the person on whose life an application is being made is eligible to have such Contract issued on his life and is eligible for a Contract of the type and amount requested.

         8.03     Contract Ownership

                  8.03-1 The Insurer shall deal with the Trustee as the sole and absolute owner of the trust's interests in such Contracts and shall have no obligation to inquire whether any action or failure to act on the part of the Trustee is in accordance with or authorized by the terms of the Plan or this Trust Agreement.

         8.04     Limitation of Liability

                  8.04-1 The Insurer shall be fully discharged from any and all liability for any action taken or any amount paid in accordance with the direction of the Trustee and shall have no obligation to see to the proper application of the amounts so paid. The Insurer shall have no liability for the operation of this Trust Agreement or the Plan, whether or not in accordance with their terms and provisions.

         8.05     Change of Trustee

                  8.05-1 The Insurer shall be fully discharged from any and all liability for dealing with a party or parties indicated on its records to be the Trustee until such time as it shall receive at its home office written notice of the appointment and qualification of a successor Trustee.

         IN WITNESS WHEREOF, the Company and the Trustee have caused this Trust Agreement to be executed by their respective duly authorized officers on the dates set forth below.

                                                     Milacron Inc.


                                                     By:   ____________________
                                                     Its:  ____________________
                                                     Date: ____________________


                                                     Reliance Trust Company


                                                     By:   ____________________
                                                     Its:  ____________________
                                                     Date: ____________________